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                                                                    EXHIBIT 23.3

                           CONSENT OF PERSON NAMED AS
                           ABOUT TO BECOME A DIRECTOR

         Pursuant to Rule 438 as promulgated under Securities Act of 1933, as amended the undersigned hereby consents to be named as a person about to become a director of Interland, Inc. in the Amendment No. 2 to the Registration Statement on Form S-1 of Interland, Inc. dated June 9, 2000 (and any future amendments thereto).


                                           /s/ Frederick W. Field
                                           ----------------------
                                           Frederick W. Field


Dated June 8, 2000